SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), effective as of the latest date set forth on the signature page hereto, is entered into by and between Michael Cardwell and individual, (the "Seller") and Financial Capital Group, LLC, a Limited Liability Company, (the "Buyer").

RECITALS

WHEREAS, the Seller and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded under the Securities Act of 1933 Act, as amended (the "Act" ); and

WHEREAS, Seller is the record and beneficial owner of Five Million (5,000,000) shares of Series A Preferred Stock of Southern ITS International, Inc., a public company trading on the OTC Pink Markets; and

WHEREAS, the Buyer wishes to purchase from the Seller and the Seller desires to sell to Buyer Five Million (5,000,000) shares of the Series A Preferred Stock of Southern ITS International, Inc., upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase of Shares. The Buyer hereby agrees to purchase from the Seller and the Seller agrees to sell to the Buyer Five Million (5,000,000) shares of the Series A Preferred Stock of Southern ITS International, Inc. (the "Shares"), for a purchase price of US$20,000 (the "Purchase Price"), which shall be payable as set forth in Exhibit A hereto, which by this reference is hereby incorporated herein, on the Closing date of this transaction, such date being mutually agreed to by the Patties.

2.BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Seller as follows:

a.The Buyer is purchasing the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof; and

b.The Buyer is (i) an ''accredited investor" as that term is defined in Rule 501 of the Act, and (ii) experienced in making investments of the kind described in this Agreement and the related documents, and (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Seller or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents; and

c.The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares; and

d.The Buyer and its advisors, if any, have reviewed all publicly available 1naterials relating to the business, financials and operations of Southern ITS International, Inc., and

e.The Buyer understands that its purchase of the Shares involves a high degree of risk; and the Buyer acknowledges that Buyer can withstand the loss of the entire value of the Shares; and

f.The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

g.This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforce ability to general principles of equity and to bankruptcy, insolvency, 1noratorium and other similar laws affecting the enforcement of creditors' rights generally; and

h.The Buyer is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.SELLER REPRESENTATIONS.

The Seller represents and warrants to the Buyer that:

a.Shares. The Seller represents and warrants that he owns the Shares free of all liens, encumbrances, and pledges.

b.Securities Purchase Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Seller, this Agreement has been duly executed and delivered by the Seller and this Agreement, when executed and delivered by the Seller, will be, a valid and binding agreement of the Seller enforceable in accordance with its terms, subject as to enforce ability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

4.CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.Transfer Restrictions. The Buyer acknowledges that (1) the Shares have not been registered under the provisions of the Act and may not be transferred unless (A) subsequently registered thereunder, as provided for herein, or (B) pursuant to an exemption from such registration.

b.Restrictive Legend. The Buyer acknowledges and agrees that the certificate representing the Shares bear a restrictive legend in substantially the following form:

THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

5.GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. Any controversy or claim out of or relating to this Agreement, the relationship resulting in or from this Agreement or breach of any duties hereunder will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All hearings will be held in the City of Las Vegas, Clark County, Nevada before an Arbitrator who is a licensed attorney or former judicial officer with at least fifteen (15) years' experience in commercial and/or securities law. A judgment upon the award rendered by the Arbitrator shall be entered into a Court of competent jurisdiction in the City of Las Vegas, Clark County, Nevada. The Federal Arbitration. Act (Title 9 US. Code Section 1 et. Seq.) shall govern all arbitration and confirmation proceedings. As a condition precedent to the filing of an arbitration claim, the parties agree to first mediate any claims between them at AAA. Any party refusing to mediate shall not prevent the other party or parties from pursuing their claims in arbitration. The parties shall share the cost of mediation equally. Nothing herein will be construed to prevent any party's use of injunction, and/or other prejudgment or provisional action or remedy. Any such action or remedy will not waive the moving party's right to compel arbitration of any dispute. The parties agree to also meet and negotiate in good faith in order to resolve any disputes which may arise between them.

6.HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax; (ii) seven (7) business days after deposit in the United States Postal Service by regular or certified mail; or (iii) three (3) business days after pickup by courier if delivered by international express courier, with postage and/or fees prepaid, addressed to each of the other parties thereunto entitled at the addresses provided on the signature page of this Agreement, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

8.SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.SIGNATURES. This Agreement may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Agreement. Tele-copied or email (via PDF) signatures shall be deemed to have the saine effect as an original.

10.FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

11.ENTIRE AGREEMENT. This Agreement, together with the exhibits and/or schedules hereto, contain the entire understanding of the patties with respect to the subject matter hereof and supersede all prior agree1nents and understandings, oral or written, with respect to such n1atters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

12.AMENDMENTS; WAIVERS. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Buyer or, in the case of a waiver, by the patty against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

13.SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14.RECITALS. The foregoing Recitals are true and correct in all respects and are hereby incorporated by reference herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the dates set forth below.

Buyer:

FINANCIAL CAPITAL GROUP, LLC

By: ____________________

Name: James E. Shipley

Title: Managing Director

Date: May 5, 2022

Buyer Address:
74998 Country Club Dr.
Suite 220-52
Palm Desert, CA 92260

Seller:

Michael Cardwell

____

Michael Cardwell

Date: 5/5/22

Seller Address:
9250 W. Irma Lane
Peoria, AZ 85382

EXHIBIT A PURCHASE PRICE

Total Number of Series A Preferred Stock (the Shares): 5,000,000

Purchase Price: US$20,000 paid as follows:

1.On May 5, 2022 (the " Closing Date"), the Buyer, or its designated representative, shall deliver by bank wire transfer to the Wells Fargo Bank Client Trust Account of Attorney Robert J. Huston III, the amount of US$20,000 to be paid to Seller.

2.On or before the Closing Date, the Seller shall cause Attorney Robert J. Huston III, to deliver to the Buyer, or its designated representative, the Series A Preferred Stock of Southern ITS International, Inc., representing Five Million (5,000,000) shares of the Series A Preferred Stock.

3.Upon receiving the executed Stock Purchase Agreement by and between the Buyer, Financial Capital Group, LLC, and the Seller, Attorney Robert J. Huston III shall transfer the US$20,000 to the Seller, Michael Cardwell.